As filed with the Securities and Exchange Commission on August 1, 2025

Registration No. 333-280767

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective
Amendment No. 3
to

FORM S-1
REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Endo LP

(Exact name of registrant as specified in its charter)

Delaware	3824	30-1390281
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

9 Great Valley Parkway
Malvern, Pennsylvania 19355
+1 (484) 216-0000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

c/o ELP 2025 GP Limited
9 Great Valley Parkway,
Malvern, Pennsylvania 19355
+1 (484) 216-0000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

With copies to:
Victor Goldfeld Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, NY 10019 (212) 403-1000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 3 (this “Amendment”) to the Registration Statement on Form S-1 of Endo, Inc. (File No. 333-280767), initially filed on July 12, 2024 and declared effective by the Securities and Exchange Commission on July 31, 2024 (the “Registration Statement”), as amended by the Post-Effective Amendment No. 1 on March 13, 2025 and Post-Effective Amendment No. 2 on March 27, 2025, is being filed to deregister any and all securities registered pursuant to the Registration Statement that remain unsold under the Registration Statement.

On July 31, 2025, pursuant to the Transaction Agreement, dated as of March 13, 2025 (the “Transaction Agreement”), by and among Endo, Inc., a Delaware corporation (which subsequently converted to a Delaware limited partnership named “Endo LP”, the “Registrant”), Mallinckrodt plc, an Irish public limited company (“Mallinckrodt”) and Salvare Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of Mallinckrodt (“Merger Sub”), Merger Sub merged with and into the Registrant, with the Registrant surviving the business combination as a wholly owned subsidiary of Mallinckrodt (the “Merger”).

In connection with the Merger, the Registrant has terminated all offerings of the securities pursuant to the Registration Statement. In accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any and all securities that had been registered for issuance that remain unsold at the termination of the offering, the Registrant hereby removes and withdraws from registration any and all such securities of the Registrant registered under the Registration Statement that remain unsold as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this post-effective amendment to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia on this 1st day of August, 2025.

ENDO LP

By: ELP 2025 GP Limited
Its: General Partner

By:	/s/ Mark Tyndall
	Name:	Mark Tyndall
	Title:	Authorised Signatory

No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.